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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                                  ____________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported):  June 21, 2001


                                COINSTAR, INC.
              (Exact name of registrant as specified in charter)

                 Delaware                                  000-22555                         91-3156448
(State or other jurisdiction of incorporation)      (Commission File Number)      (IRS Employer Identification No.)

                                 COINSTAR, INC.
                             1800 - 114th Avenue SE
                           Bellevue, Washington 98004
              (Address of principal executive offices) (Zip Code)

                                 (425) 943-8000
              (Registrant's telephone number, including area code)
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Item 5.  Other Events.

Agreements with Minority Stockholders of Meals.com Subsidiary.

     Coinstar, Inc. (the "Company") has entered into a Securities Purchase Agreement, dated as of June 21, 2001, with the minority stockholders of its majority owned subsidiary, Meals.com, pursuant to which the Company has agree to purchase all outstanding securities (including preferred stock and warrants) of Meals.com held by the minority stockholders for a purchase price of $1 million. The purchase price is payable in shares of the Company's common stock based on the $18.99 closing price of the stock on June 8, 2001. The Company shares paid to the minority stockholders of Meals.com are entitled to certain registration rights. Pursuant to the Securities Purchase Agreement, the Company and the minority stockholders of Meals.com agreed to enter into a Release Agreement, pursuant to which they will release each other from certain claims. The transaction is expected to close by the end of June, 2001.

     This summary is qualified in its entirety by reference to the Securities Purchase Agreement and the Form of Release Agreement, which are filed as exhibits to this report.

Deadline for the Submission of Stockholder Proposals.

     The Company announces the deadline for stockholders to submit proposals for this year's annual meeting on August 10, 2001 is June 25, 2001.

                                      -2-
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       COINSTAR, INC.


                                       By: /s/ Carol Lewis
                                           ----------------------------------
                                           Carol Lewis
                                           Chief Administrative Officer and
                                           Corporate Secretary


Dated:  June 22, 2001

                                      -3-
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                                 Exhibit Index


Exhibit No.         Description
-----------         -----------------------------------------------------------

   99.1 Securities Purchase Agreement Among Coinstar, Inc. and Certain Stockholders of Meals.com, Inc., dated as of June 21, 2001

   99.2             Form of Release Agreement